As filed with the Securities and Exchange Commission on May 1, 2003.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXPRESSJET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0517977 (I.R.S. Employer Identification No.)

1600 Smith Street, Dept. HQSCE
Houston, Texas 77002
(713) 324-2639
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Wombwell
Vice President, General Counsel and Secretary
1600 Smith Street, Dept. HQSCE
Houston, Texas 77002
(713) 324-2639
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

 If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	34,000,000 (2) shares	$12.05	$409,700,000	$33,185.70

(1)   Includes ExpressJet Holdings, Inc. Preferred Stock Purchase Rights.  Prior to the occurrence of certain events, purchase rights for Junior Participating Preferred Stock of ExpressJet Holdings, Inc. will not be evidenced separately from the Common Stock of ExpressJet Holdings, Inc.

(2)   If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(3)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices as reported on the New York Stock Exchange on April 28, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 1, 2003

PROSPECTUS

34,000,000 Shares
Common Stock
EXPRESSJET HOLDINGS, INC.

                The common stock offered using this prospectus will be offered for sale by Continental Airlines, Inc.  See “Selling Stockholder.”

                The selling stockholder may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods.  Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.  The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses.  We are paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

                Our common stock is listed for trading on the New York Stock Exchange under the symbol “XJT.”  On April 30, 2003, the last reported sale price for our common stock on the New York Stock Exchange was $11.55 per share.

You should carefully review and consider the information under the headings “Forward-Looking Statements” beginning on page 1 and “Risk Factors” referred to on page 2 of this prospectus.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2003.

Incorporation of Certain Documents by Reference.......................................................................	1
Forward-Looking Statements............................................................................................................	1
Risk Factors.........................................................................................................................................	2
Our Company......................................................................................................................................	2
Use of Proceeds..................................................................................................................................	2
Selling Stockholder.............................................................................................................................	3
Plan of Distribution............................................................................................................................	5
Legal Matters......................................................................................................................................	6
Experts..................................................................................................................................................	6
Where You Can Find More Information.........................................................................................	6

                You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.  We have not authorized anyone else to give you different information.  These securities are not being offered in any state or other jurisdiction that does not permit the offer.  We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

                In this prospectus, “ExpressJet,” “we,” “us” and “our” refer to ExpressJet Holdings, Inc. and its wholly owned subsidiaries, XJT Holdings, Inc. and ExpressJet Airlines, Inc., which operates as Continental Express.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The SEC allows us to “incorporate by reference” information filed with the SEC (File No. 1-31300).  This means that we can disclose important information to you, without actually including the specific information in this prospectus, by referring you to those documents.  The following documents which we have previously filed with the SEC pursuant to the Exchange Act are incorporated into this prospectus by reference:

  Our Annual Report on Form 10-K for the year ended December 31, 2002;
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;
  Our Current Reports on Form 8-K filed January 3 and 15, 2003; February 4 and 12, 2003; March 4, 2003 and April 2 and 15, 2003;
  The description of our common stock and related preferred stock purchase rights contained in our Registration Statement on Form 8-A (filed April 15, 2002), including any amendment or report filed for the purpose of updating such description; and
  All filings we make pursuant to the Exchange Act after the date of this initial registration statement and prior to the effectiveness of this registration statement.

                All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the common stock offered by this prospectus is sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 9 of Form 8-K, which is not deemed filed and not incorporated by reference herein.  Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

                You may obtain a copy of the filings incorporated by reference in this prospectus at our website at www.expressjet.com or you may request a copy, at no cost, by writing or calling us at: ExpressJet Holdings, Inc., 600 Smith Street, Dept. HQSCE, Houston, Texas 77002, Attention:  Secretary (telephone: (713) 324-2639).

FORWARD-LOOKING STATEMENTS

                This prospectus, any accompanying prospectus supplement and the documents we have incorporated by reference contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  We rely on the safe harbor of the act in making such disclosures.  Statements beginning with words such as “believes,” “intends,” “plans,” “anticipates,” “estimates” and “expects” include forward-looking statements that are based on management’s expectations given facts as currently known by management on the date this prospectus was filed with the SEC.  Specifically, statements regarding our future operating costs, business prospects, growth and capital expenditures, including plans with respect to our fleet, are forward-looking statements.  These statements reflect our plans and assumptions about future events and are subject to uncertainties, many of which are outside our control.  Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks.  Some of the known risks that could significantly impact our revenues, operating results, and capacity include, but are not limited to:  our dependence on our capacity purchase agreement with Continental Airlines, Inc. (“Continental Airlines”); our dependence on Continental Airlines’ financial and operational strength; the costs and other effects of enhanced security measures and other possible FAA requirements; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; our ability to implement our growth strategy; our high leverage; certain tax matters; competition and industry conditions; and the seasonal nature of the airline business.  For further discussions of these risks, please see the following risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 – “—Risk Factors Relating to Our Capacity Purchase Agreement with Continental Airlines,” “—Risk Factors Relating to Our Business and Operations” and “—Risk Factors Relating to the Airline Industry.”

                The statements in this prospectus are made as of May 1, 2003, and the events described in the forward-looking statements might not occur or might occur to a materially different extent than described in this filing.  Except as otherwise required by law, we undertake no duty to update or revise any of our forward-looking statements contained in this prospectus, any accompanying prospectus supplement or in any documents we have incorporated by reference, whether as a result of new information, future events or otherwise.

RISK FACTORS

                You should carefully consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2002 before investing in our common stock.  Before deciding to invest in our common stock, you should also consider similar information contained in our Annual Report on Form 10-K or other documents we file with the SEC after the date of this prospectus.

OUR COMPANY

                ExpressJet Holdings, Inc. was incorporated in Delaware in August 1996.  We are the largest operator of regional jets in the world and the second-largest regional airline based on available seat miles.  We are engaged in the business of transporting passengers, cargo and mail.  Our sole asset is all of the issued and outstanding shares of capital stock of XJT Holdings, Inc., the sole owner of the issued and outstanding shares of common stock of ExpressJet Airlines, Inc., which operates as Continental Express.  As of March 31, 2003, we offered scheduled passenger service with approximately 1,000 average daily departures to 114 destinations in 37 states, the District of Columbia, Mexico and Canada, providing Continental Airlines all of its regional jet capacity at its hub airports in New York/Newark, Houston and Cleveland.  We believe our operations complement Continental Airlines’ operations by allowing more frequent service, including off-peak-time-of-day departures, to smaller cities than could be provided economically with large jet aircraft and by carrying traffic that connects with Continental Airlines’ mainline jets.  Our available seat miles have grown at a compounded annual rate of 24.1% from 2.1 billion in 1997 to 6.2 billion in 2002.  We generated $1.1 billion of revenue and $84.3 million of net income applicable to common stockholders for the year ended December 31, 2002.

                Our principal executive offices are located at 1600 Smith Street, Dept. HQSCE, Houston, Texas 77002 and our telephone number is (713) 324-2639.

USE OF PROCEEDS

                All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholder and we will not receive any of the proceeds from the sales.

SELLING STOCKHOLDER

                The selling stockholder named below may from time to time offer and sell pursuant to this prospectus any or all of the common stock.  Our registration of the selling stockholder’s shares of common stock does not mean that the selling stockholder will sell all or any of the shares of common stock.

                The following table sets forth, to our knowledge, with respect to the selling stockholder:

  the number of shares of common stock beneficially owned as of April 30, 2003;
  the maximum number of shares of common stock which may be sold in this offering; and
  the number of shares of common stock which will be owned after the offering, assuming the sale of all the shares of common stock offered by this prospectus:
	Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Offered Hereby	Shares of Common Stock to be Owned After the Offering (1)

Selling Stockholder	Number %		Number %
Continental Airlines, Inc.	34,000,000 53%	34,000,000	— —

The information contained in this table is based on 64,000,000 shares of common stock outstanding as of April 30, 2003.

                Continental Airlines presently is able to control or influence the vote on all matters submitted to stockholders, including the election of directors and the approval of extraordinary corporate transactions, such as mergers.  Continental Airlines also owns the sole share of our special voting preferred stock, which provides it with the right to elect a designated number of our directors based on the percentage of shares of our common stock that it owns.  Continental currently has the right to nominate five directors and will continue to have that right so long as it owns at least 50% of the common stock.  Four of the directors designated by Continental Airlines, Messrs. Bethune, Kellner, McLean and Smisek, are also current or former executive officers of Continental Airlines.

                As of March 31, 2003, we had $299.5 million of indebtedness outstanding under a note payable to Continental Airlines, an amount equal to approximately 67 percent of our total consolidated assets.  During 2002, we made payments of principal and interest on the note in the aggregate amount of $240.5 million.  Principal and interest payments in the amount of $27.9 million are due quarterly.  The entire unpaid balance on the note is due on March 31, 2007.  During March 2003 we advanced the $26.0 million of quarterly principal installment due September 30, 2003.

                We derived substantially all of our revenue in 2002, and currently expect to derive substantially all of our revenue in 2003, from payments for services we provide under our capacity purchase agreement with Continental Airlines, which is described below.  Our total revenue for the year ended December 31, 2002 was $1.1 billion.

                Under the capacity purchase agreement, Continental Airlines purchases all of our capacity and pays us specified rates per scheduled block hour for our aircraft together with certain incentive payments and reimbursements.  Continental Airlines controls scheduling, ticket prices and seat inventories with respect to our operations, performs all sales and ticketing functions for us, and receives cash directly for the sale of our tickets.  In connection with the capacity purchase agreement, we have also entered into various aircraft leases and subleases, a master facility and ground handling agreement, an administrative support and information services agreement and a fuel purchasing agreement with Continental Airlines.

                We currently lease or sublease all of our aircraft under long-term operating leases from Continental Airlines.  We also lease or sublease, under various operating leases, ground equipment and substantially all of our ground facilities, including facilities at public airports, from Continental Airlines.  Our total operating lease expense related to leases with Continental Airlines was approximately $231.0 million in 2002.

                Continental Airlines provides various services to us and charges us the rates specified in the capacity purchase agreement.  In 2002, such charges included $52.3 million related to customer services such as ground handling, and $14.3 million for other services including technology, legal, accounting, tax, treasury, human resources and risk management services.  Continental Airlines also purchases or provides payment for certain items totaling $34.5 million, such as certain insurance and payroll expenditures and related benefits and charges us the amounts specified in the capacity purchase agreement.

                We have entered into various agreements for purposes of governing our ongoing relationship with Continental Airlines.  These agreements include provisions relating to our employee benefit obligations, including flight travel benefits for employees of ExpressJet and Continental Airlines, the registration of the shares of our common stock held by Continental Airlines and the allocation of federal, state and local tax liabilities between Continental Airlines and us.  All of these agreements, as well as the capacity purchase agreement and related operating agreements and leases described above, were made in the context of a parent-subsidiary relationship in which we were not separately advised by legal or financial advisors, and their terms may be more or less favorable to us than if they had been negotiated with unaffiliated third parties.

PLAN OF DISTRIBUTION

                We are registering the shares to be sold under this prospectus on behalf of the selling stockholder.  We will receive no proceeds from this offering.  When used below, the term “selling stockholders” includes the selling stockholder and its pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, distribution or other non-sale-related transfer after the date of this prospectus, if any.

                The selling stockholders may sell the shares at any time and from time to time.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  The selling stockholders may effect such transactions by selling the shares to or through broker-dealers.  The shares may be sold by one or more of, or a combination of, the following:

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;
an exchange distribution in accordance with the rules of such exchange;
ordinary brokerage transactions and transactions in which the broker solicits purchasers;
privately negotiated transactions;
exchange or conversion of securities issued by the selling stockholder; and
a sale of securities issued by the selling stockholder that are exchangeable for, or convertible into, such shares.

                To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

                The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise.  In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders.  The selling stockholders also may sell shares short and redeliver the shares to close out such short positions.  The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares.  The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.  The selling stockholders also may loan or pledge the shares to a broker-dealer.  The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

                Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders.  Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.  Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares.

                Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.  Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

                In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

                The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

                We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.  Such supplement will disclose:

  the name of each such selling stockholder and of the participating broker-dealer(s);
  the number of shares involved;
  the price at which such shares were sold;
  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
  other facts material to the transaction.

                In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

                We will bear all costs, expenses and fees in connection with the registration of the shares.  The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.  The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

                John F. Wombwell, Vice President and General Counsel of ExpressJet Holdings, Inc will pass upon the validity of the common stock for us.  If the common stock is being distributed in an underwritten offering, legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

                The consolidated financial statements and schedule of ExpressJet Holdings, Inc. appearing in ExpressJet Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.  Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

                We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

                We file (or furnish, as applicable) annual, quarterly and other reports and information with the SEC as required by the Securities Exchange Act of 1934.  You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings also may be accessed electronically at the SEC’s web site at www.sec.gov.

                Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “XJT,” and reports, proxy statements and other information concerning us may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.  You may also obtain information on our company at our web site at www.expressjet.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee ...................................................................................................................................	$ 33,186
Printing and engraving expenses ..............................................................................................................	0
Accounting fees and expenses..................................................................................................................	10,000
Legal fees and expenses.............................................................................................................................	20,000
Miscellaneous ..............................................................................................................................................	20,000
Total ..................................................................................................................................................	$ 83,186

Item 15.  Indemnification of Directors and Officers

                ExpressJet Holdings, Inc. is incorporated under the laws of the State of Delaware.  Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

                Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

                Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                ExpressJet Holdings’ restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code.  The underwriting agreement also provides for the indemnification of the directors and officers in certain circumstances.

                All of ExpressJet Holdings’ directors and officers will be covered by insurance policies maintained by Continental Airlines against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 16.  Exhibits

Exhibit No.		Exhibit

4.1	-	Specimen Stock Certificate (incorporated by reference as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-64808).
4.2	-

Rights Agreement among the Company, Continental Airlines, Inc. and Mellon Investor Services LLC, as Rights Agent, including form of Rights Certificate, updated as of April 1, 2002 (incorporated by reference as Exhibit 4.2 to the Company’s Form 10-Q for the quarter ended March 31, 2002).

5.1*	-	Opinion of Counsel.
23.1*	-	Consent of Ernst & Young LLP.
23.2*	-	Consent of Counsel (included in Exhibit 5.1).
24.1*	-	Powers of Attorney.
* Filed herewith.

Item 17.  Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, That paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)    The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of May, 2003.

                                                                                                        ExpressJet Holdings, Inc.

                                                                                                        By:  /s/ Frederick S. Cromer
                                                                                                        Frederick S. Cromer
                                                                                                        Vice President and Chief Financial Officer

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 1, 2003.

Signature	Title
/s/ James B. Ream James B. Ream	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Frederick S. Cromer Frederick S. Cromer	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Phung Ngo-Burns Phung Ngo-Burns	Senior Director and Controller (Principal Accounting Officer)
* Gordon M. Bethune	Director
* Janet M. Clarke	Director
* Kim A. Fadel	Director
* Lawrence W. Kellner	Director
* C. D. McLean	Director
* Thomas E. Schick	Director
* L. E. Simmons	Director
* Jeffery A. Smisek	Director

*By:  /s/ John F. Wombwell
  John F. Wombwell
  Pursuant to a Power of Attorney dated April 30, 2003

LIST OF EXHIBITS

Exhibit No.		Exhibit

4.1	-	Specimen Stock Certificate (incorporated by reference as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-64808).
4.2	-

Rights Agreement among the Company, Continental Airlines, Inc. and Mellon Investor Services LLC, as Rights Agent, including form of Rights Certificate, updated as of April 1, 2002 (incorporated by reference as Exhibit 4.2 to the Company’s Form 10-Q for the quarter ended March 31, 2002).

5.1*	-	Opinion of Counsel.
23.1*	-	Consent of Ernst & Young LLP.
23.2*	-	Consent of Counsel (included in Exhibit 5.1).
24.1*	-	Powers of Attorney.

EXHIBIT 5.1

May 1, 2003

Board of Directors
ExpressJet Holdings, Inc.
1600 Smith Street, HQSCE
Houston, Texas 77002

Gentlemen:

                I am the general counsel of ExpressJet Holdings, Inc., a Delaware corporation (the “Company”).  I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the registration statement on Form S-3 filed by the Company with the Commission on May 1, 2003 (the “Registration Statement”), relating to the offering from time to time of 34,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, by the selling stockholder named in the Registration Statement.

                In arriving at the opinion expressed below, I have examined the Company’s Certificate of Incorporation and Bylaws, each as amended to date, the Registration Statement, and the originals or copies certified or otherwise identified to my satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, I have assumed and have not verified (i) the genuineness of the signatures on all documents that I have examined, (ii) the conformity to the originals of all documents supplied to me as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that I have examined.

                Based on the foregoing, and subject to the limitations and exceptions set forth below, it is my opinion that the Shares are legally issued and, when sold in the manner contemplated by the Registration Statement, will continue to be legally issued and will be fully paid and non-assessable. For the purposes of the opinion expressed above, I have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective. I express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporate Law. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus forming part of the Registration Statement without admitting that I am an “expert” under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without my express written consent.

                                                                                                Very truly yours,

                                                                                                EXPRESSJET HOLDINGS, INC.

                                                                                                By:  /s/ John F. Wombwell
                                                                                                 Name: John F. Wombwell
                                                                                                Title: Vice President and General Counsel

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 to which this consent is filed as an exhibit and related Prospectus of ExpressJet Holdings, Inc. for the registration of 34,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 2003, with respect to the consolidated financial statements and schedule of ExpressJet Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
April 29, 2003

EXHIBIT 24.1

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Gordon M. Bethune Gordon M. Bethune	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Janet M. Clarke Janet M. Clarke	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Kim A. Fadel Kim A. Fadel	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Lawrence W. Kellner Lawrence W. Kellner	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ C. D. McLean C. D. McLean	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Thomas E. Schick Thomas E. Schick	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ L. E. Simmons L. E. Simmons	Director	April 30, 2003

POWER OF ATTORNEY

                The undersigned director of ExpressJet Holdings, Inc. hereby constitutes and appoints each of James B. Ream and John F. Wombwell, with full power to act and with full power of substitution and resubstitution, my true and lawful attorney-in-fact and agent with full power to execute in my name and behalf in the capacity indicated below the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit and any and all amendments (including post-effective amendments and amendments thereto) to such Registration Statement and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jeffery A. Smisek Jeffery A. Smisek	Director	April 30, 2003